SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to Section 240.14a-12

Old Mutual Advisor Funds II
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

1.	Title of each class of securities to which transaction applies: ______.

2.	Aggregate number of securities to which transaction applies: ______.

3.

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): _______.

4.	Proposed maximum aggregate value of transaction: _______.

Total fee paid: _______.

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

5.	Amount Previously Paid: ________.

6.	Form, Schedule or Registration Statement No.: Total fee paid: _________.

7.	Filing Party:________.

8.	Date Filed: _______.

[Old Mutual

Advisor Funds II Logo]

April 19, 2006

OLD MUTUAL ADVISOR FUNDS II

(FORMERLY PBHG FUNDS)

4643 South Ulster Street, 6th Floor

Denver, Colorado 80237

THE MEETING OF SHAREHOLDERS SCHEDULED FOR

APRIL 19, 2006 HAS BEEN ADJOURNED TO MAY 17, 2006.

Dear Shareholder:

We are asking for your help on an important matter affecting your investment(s) with Old Mutual Advisor Funds II, formerly named PBHG Funds. Our records indicate that you have not yet cast your vote for the proposals described in the proxy statement dated March 3, 2006 and considered at the shareholder meeting held on April 19, 2006 (“Meeting”). Due to voting by fewer than the required number of shareholders, the Meeting has been adjourned to May 17, 2006 at 10:00 a.m. Mountain Time and will be held at the offices of Old Mutual Capital, Inc., 4643 South Ulster Street, 6th Floor, Denver, Colorado 80237, for the following funds: Old Mutual Analytic U.S. Long/Short Fund, Old Mutual Barrow Hanley Value Fund, Old Mutual Columbus Circle Technology and Communications Fund, Old Mutual Emerging Growth Fund, Old Mutual Growth Fund, Old Mutual Large Cap Fund, Old Mutual Large Cap Growth Fund, Old Mutual Large Cap Growth Concentrated Fund, Old Mutual Mid-Cap Fund, Old Mutual Select Growth Fund and Old Mutual Cash Reserves Fund. It is very important for you to vote your shares no matter the size of your investment.

As a shareholder in one or more of the listed Funds, you are being asked to elect the Board of Trustees and approve a new management agreement and sub-advisory agreements which significantly reduce the Funds’ fees and expenses. You are also being asked to permit the Funds’ investment adviser to manage certain Funds as “manager of managers” funds. A “manager of managers” structure enables the investment adviser, after consultation with and approval by the Board of Trustees, to hire unaffiliated sub-advisers or modify existing agreements with unaffiliated sub-advisers without shareholder approval. These proposals were set forth in more detail in a proxy statement that was mailed to you on March 3, 2006. After careful consideration, your Board of Trustees of the Trust, including the independent Trustees, recommends that you vote “FOR” each of the proposals. If you should have any questions about these proposals or would like another copy of the proxy statement, please call 1-800-821-8784.

Old Mutual Advisor Funds II was previously named PBHG Funds. As a result of the name change, all information that is sent to you regarding Old Mutual Advisor Funds II relates to your purchase of shares of the PBHG Funds. The names of each of the Funds has also been changed as follows:

FORMER NAME	NEW NAME
Analytic Disciplined Equity Fund	Old Mutual Analytic U.S. Long/Short Fund
Clipper Focus Fund	Old Mutual Barrow Hanley Value Fund
PBHG Technology and Communications Fund	Old Mutual Columbus Circle Technology and Communications Fund
PBHG Emerging Growth Fund	Old Mutual Emerging Growth Fund
PBHG Focused Fund	Old Mutual Focused Fund
PBHG Growth Fund	Old Mutual Growth Fund
Heitman REIT Fund	Old Mutual Heitman REIT Fund
PBHG Large Cap Fund	Old Mutual Large Cap Fund

PBHG Large Cap Growth Fund	Old Mutual Large Cap Growth Fund
PBHG Large Cap Growth Concentrated Fund	Old Mutual Large Cap Growth Concentrated Fund
PBHG Mid-Cap Fund	Old Mutual Mid-Cap Fund
PBHG Select Growth Fund	Old Mutual Select Growth Fund
PBHG Small Cap Fund	Old Mutual Small Cap Fund
PBHG Strategic Small Company Fund	Old Mutual Strategic Small Company Fund
TS&W Small Cap Value Fund	Old Mutual TS&W Small Cap Value Fund
PBHG Cash Reserves Fund	Old Mutual Cash Reserves Fund
Dwight Intermediate Fixed Income Fund	Old Mutual Dwight Intermediate Fixed Income Fund
Dwight Short Term Fixed Income Fund	Old Mutual Dwight Short Term Fixed Income Fund

For your convenience we have set up methods below to cast your vote and we strongly encourage you to vote your shares today. Voting is easy. You may utilize one of the following options to ensure that your vote is promptly recorded in time for the adjourned meeting.

TOUCHTONE/TELEPHONE:	To vote by touchtone, call toll free 1-866-437-4672 and follow the recorded instructions. If you should wish to speak to a representative when casting your vote, please call toll free 1-800-821-8784.
INTERNET:	Vote on the internet at www.myproxyonline.com and follow the on-screen instructions. Please be sure to have the enclosed proxy card(s) available at the time you plan on voting.
MAIL:	Please vote, sign and date the proxy and return the proxy in the postage paid envelope provided.

PLEASE VOTE YOUR SHARES TODAY

Again, if you should any questions regarding the proxy information or the execution of your vote, please call 1-800-821-8784.

Thank you for your time and consideration.

Distributor: Old Mutual Investment Partners, Member NASD, SIPC

D-06-208 04/2006